UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2026

Snail, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41556	88-4146991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12049 Jefferson Blvd

Culver City, CA 90230

(Address of principal executive offices) (Zip Code)

+1 (310) 988-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SNAL	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Information.

On March 26, 2026, Snail, Inc., a Delaware corporation, (the “Company”) announced that it had received a deficiency letter (the “Deficiency Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the requirement to maintain a minimum of $500,000 in net income from continuing operations in the most recently completed fiscal year, or two of the last three fiscal years (the “Net Income Requirement”). In the Company’s Annual Reports on Form 10-K for the year ended December 31, 2023, 2024, and 2025, the Company reported net income from continuing operations in 2024 and net loss from continuing operations in 2025 and 2023. Additionally, the Company did not meet either of the alternative Nasdaq continued listing standards under the Nasdaq Listing Rules, which include (i) a market value of listed securities of at least $35 million or (ii) a minimum stockholders’ equity requirement of at least $2,500,000 (collectively with the Net Income Requirement, the “Nasdaq Requirements”).

The Company submitted a plan to the Staff to regain compliance (the “Compliance Plan”) with the Nasdaq Requirements on May 11, 2026. On May 20, 2026, the Company received a letter from Nasdaq (the “Extension Letter”) stating that the Compliance Plan was accepted, and that the Company has until September 22, 2026, to evidence compliance with the Nasdaq Requirements. The Extension Letter further stated that if the Company fails to evidence compliance with the Nasdaq Requirements upon filing its quarterly report for the quarter ending September 30, 2026, the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) will be subject to delisting.

The Deficiency Letter and the Extension Letter have no immediate effect on the listing of Class A Common Stock, and the Class A Common Stock continues to trade on The Nasdaq Capital Market, subject to the Company’s compliance with the other continued listing requirements.

The Company expects to implement the Compliance Plan, which may include, but is not limited to, potential equity financing and/or debt conversion arrangements or similar transactions, with the intention of regaining compliance with the Nasdaq Requirements. However, there is no assurance that the Company will be successful in regaining compliance with the Nasdaq Requirements within the allotted time period.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward looking statements. Forward-looking statements include, but are not limited to statements concerning: (i) the Class A Common Stock continuing to trade on The Nasdaq Capital Market, subject to the Company’s compliance with the other continued listing requirements; and (ii) the Company’s intention to implement the Compliance Plan, including by effecting equity financing and/or debt conversion arrangements or similar transactions. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside of the Company’s control and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: the Company’s ability to regain compliance with the Nasdaq Requirements, including the Company’s ability to obtain additional equity and/or debt financing or similar transactions, or otherwise maintain compliance with any other continued listing requirement of The Nasdaq Capital Market. Additional information regarding risks and uncertainties associated with the Company’s business and a discussion of some of the factors that may cause actual results to differ materially from the results expressed or implied by such forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as in its subsequent filings with the SEC. These forward-looking statements are based on information as of the date hereof, and the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAIL, INC.

Date: May 27, 2026	By:	/s/ Hai Shi
	Name:	Hai Shi
	Title:	Founder, Chief Executive Officer, Chief Strategy Officer and Chairman of the Board of Directors